GlaxoSmithKline and Theravance commence Phase III Horizon programme to develop a next-generation treatment for COPD

LONDON and SOUTH SAN FRANCISCO, CA -- (Marketwire - October 27, 2009) - GlaxoSmithKline (GSK) and Theravance, Inc. (NASDAQ: THRX) today announced that the first patient has commenced treatment as part of the Phase III programme being undertaken to develop a next-generation combination treatment for patients with chronic obstructive pulmonary disorder (COPD), a leading cause of chronic illness and death.

The programme, referred to as 'Horizon', comprises a broad range of large scale Phase III studies to evaluate the investigational once-a-day long-acting beta agonist (LABA), 642444 ('444), in combination with the once-a-day inhaled corticosteroid (ICS), fluticasone furoate (FF) for the treatment of COPD. The overall programme, which will study more than 6,000 patients, includes two 12-month exacerbation studies, two 6-month efficacy and safety studies, a detailed lung function profile study, and studies to assess the potential for superiority of the fixed combination of '444 and FF versus other treatments for COPD.

In addition to the COPD development programme, GSK and Theravance remain committed to the progression of the Horizon programme for the treatment of asthma and look forward to announcing further details in the coming months.

Darrell Baker, SVP GSK Respiratory Medicines Development Centre said "This is an ambitious programme that reflects both our confidence in the molecules selected and advances in our understanding of COPD." He continued, "The Horizon programme signifies our commitment to prioritise the needs of patients with COPD. A unique aspect of this COPD programme is the evaluation of the doses that are best suited to COPD patients rather than simply utilising the doses used in asthma."

"The initiation of the Horizon Phase III programme in COPD is a significant milestone for Theravance and for our collaboration with GSK," said Rick E Winningham, Chief Executive Officer at Theravance. "COPD affects millions of people annually worldwide and contributes significantly to health care costs and morbidity. Patients require well tolerated, effective and more convenient treatment options. We continue to work closely with our partner, GSK, to achieve our goal of launching a best-in-class medicine."

The selection of '444 and FF followed an extensive review of seven LABAs and three ICSs to select the optimal combination. To date the Horizon programme has enrolled in excess of 3,000 asthma and COPD patients globally. The thousands of additional patients to be evaluated across the Phase III COPD studies announced today will yield a wealth of efficacy and safety data in patients treated with the '444/FF combination for treatment periods of up to one year.

Study designs

Dosing in the first of the two 12-month exacerbation studies has already commenced and patient screening is underway in a further three studies.

The 12-month studies are randomised, double-blind, parallel-group studies that will be conducted in the USA, Europe and other international locations. Each study will enrol approximately 1,560 patients with moderate to severe COPD and will evaluate three inhaled doses of FF (50mcg, 100mcg, 200mcg) combined with '444 (25mcg) and '444 monotherapy (25mcg) dosed once daily (n=390 per arm).

The primary endpoint for these studies is rate of COPD exacerbations. Secondary endpoints will look to further understand the potential benefits of the combination by assessing how long the first COPD exacerbation is delayed, the yearly rate of exacerbations that require oral corticosteroids and the pre-dose am FEV1 achieved with the combination compared to '444 monotherapy.

The two 6-month efficacy and safety studies are randomised, placebo-controlled, double-blind, parallel-group studies which will enrol a total of 2,200 patients with moderate to severe COPD. Patients (n=200 per arm) will receive either FF alone (50mcg, 100mcg, 200mcg), '444 alone (25mcg), a combination of FF plus '444 (range of dose strengths identical to FF alone or '444 alone) or placebo. The co-primary efficacy endpoints within these studies are designed to quantify the improvement in lung function. Patients will be assessed by measuring the initial impact of the LABA/'444 on speed of onset of improvement in lung function in 0 to 4 hours combined with the impact of FF sustaining this improvement over a 24-hour period. The secondary endpoints will measure the patient's quality of life as determined by shortness of breath as well as improvement from baseline on treatment day one.

All patients within the Horizon programme will be dosed using a unique dual strip delivery device. This novel delivery device has been developed utilising GSK's expertise in device development and valuable patient input.

GlaxoSmithKline - one of the world's leading research-based pharmaceutical and healthcare companies - is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For further information please visit www.gsk.com.

Theravance - is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company's key programs include: VIBATIVTM (telavancin) with Astellas Pharma Inc. and the Horizon program and Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program with GlaxoSmithKline plc. By leveraging its proprietary insight of multivalency toward drug discovery, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

VIBATIV is a trademark of Astellas Pharma Inc.

Cautionary statement regarding forward-looking statements

Under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect GSK' s operations are described under 'Risk Factors' in the 'Business Review' in the company' s Annual Report on Form 20-F for 2008.

Theravance Forward-Looking Statements

This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals and timing of clinical studies and product commercialization, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of our product candidates, statements concerning enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements regarding expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, delays or failure to achieve regulatory approvals for product candidates, and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 5, 2009 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

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Theravance, Inc. Enquiries:
Michael Aguiar
Senior Vice President and Chief Financial Officer
(650) 808 4100
investor.relations@theravance.com